

Liberty Global (NASDAQ: LBTYA, LBTYB and LBTYK) is proposing to change its place of incorporation to Bermuda from England and Wales.

Goal of creating **long-term shareholder value** by giving us more **flexibility** to facilitate **investments**, enhance efficiency in **M&A**, **spinoffs** and other strategies, and simplify **share buybacks.**

Redomicile involves a shareholder vote and court process.

Leading independent proxy advisors ISS and Glass Lewis both recommend that shareholders vote **in favour** of all the proposals.